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                                                                Exhibit 99.8

                     AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "AGREEMENT") is made as of this 30th day of September, 2003, by and between VITALSTREAM HOLDINGS, INC. ("PARENT"), a Nevada corporation, and its wholly owned subsidiaries VITALSTREAM, INC. ("VITALSTREAM SUBSIDIARY"), a Delaware corporation and VITALSTREAM BROADCASTING CORPORATION ("BROADCASTING"), a Nevada corporation (collectively, as to Parent, VitalStream Subsidiary, Broadcasting and any of their direct and indirect Subsidiaries, "DEBTOR"), on the one hand, and DOLPHIN COMMUNICATIONS PARTNERS, L.P., a Delaware limited partnership ("SECURED PARTY"), as agent for, and representative of, the holders ("LENDERS") of the Notes (as defined below) of Parent, on the other hand.

                  1. DEFINITIONS. The following terms used herein shall have the following meanings. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code as adopted in the State of New York ("UCC"):

         "BANK AGREEMENTS" means the following agreements between Alliance Bank and Debtor: Factoring and Security Agreement dated as of June 30, 2003, with a credit limit of $600,000, Factoring and Security Agreement dated as of June 30, 2003, with a credit limit of credit limit of $1,000,000, Memorandum of Security Interest in Trademarks and Goodwill dated as of July 7, 2003 (the "TRADEMARK AGREEMENT"), and other documents relative to the financing arrangement evidenced by the foregoing agreements between Alliance Bank and Debtor.

         "CHOSEN STATE" - New York.

         "CERTIFICATE OF DESIGNATIONS" means the Certificate of Designation of the Parent, setting forth, among other matters, the rights, preferences and privileges of the Series A Preferred Stock and Series B Preferred Stock of the Parent.

         "COLLATERAL" - includes all of the following:

         All now owned and hereafter acquired personal property and fixtures, and proceeds thereof, including without limitation Accounts, Deposit Accounts, Goods, Farm Products, Instruments (including Promissory Notes), Chattel Paper, Electronic Chattel Paper, Inventory, Equipment, Investment Property, Documents, Letters of Credit, Letter of Credit Rights, General Intangibles; and

         All of Debtor's present and future copyrights, whether or not registered in the United States Copyright Office, and any and all royalties, payments, and other amounts payable to Debtor in connection with the Copyrights, together with all renewals and extensions of the Copyrights, the right to recover for all past, present and future infringements of the Copyrights, and all manuscripts, documents, writings, tapes, disks, storage media, computer programs, software, hardware, computer databases, computer programs, source codes, object codes and all tangible property embodying or incorporating the Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto (collectively, the "COPYRIGHTS"); and

         All of Debtor's right, title and interest in and to any and all present and future license agreements with respect to the Copyrights; and

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         All state, common law, federal and foreign trademark rights, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names and applications as described in Schedule A), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof (collectively, the "TRADEMARKS"); and

         The entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets; and

         All patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications as described in Schedule B), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively, the "PATENTS"); and

         All right, title and interest in and to any and all trade secrets as that term is defined in the Uniform Trade Secret Act (the "TRADE SECRETS"); and

         All general intangibles and all intangible intellectual or other similar property of Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

         All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or otherwise helpful in the collection thereof or realization thereon; and all Proceeds of the foregoing; and

         All proceeds of any and all of the foregoing Collateral (including license royalties, rights to payments, accounts and proceeds of infringement suits).

         "DOLPHIN AGREEMENTS" means the Exchange Agreement, the Notes, the Guaranty, the Warrants, the Investor Rights Agreement, the Registration Agreement, the Certificate of Designations and all other agreements and instruments contemplated by each of the foregoing to which Debtor or any of their Subsidiaries is a party.

         "EXCHANGE AGREEMENT" means that certain Securities Exchange and Purchase Agreement dated September 30, 2003, among Parent and the purchasers referred to therein, as amended, modified, restated, superseded or replaced from time to time.

         "EVENTS OF DEFAULT" - See Section 6.

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         "GUARANTY" means that certain Amended and Restated Guaranty, dated as of September 30, 2003, by and among Debtors and the direct and indirect Subsidiaries of Parent, as amended, modified, restated, superseded or replaced from time to time.

         "INVESTOR RIGHTS AGREEMENT" means that certain Amended and Restated Investor Rights Agreement, dated as of September 30, 2003, by and among Parent and the securityholders of Parent referred to therein, as amended, modified, restated, superseded or replaced from time to time.

         "NOTES" means the Amended and Restated Notes issued in exchange for the Initial Convertible Notes and Subsequent Notes (as each such term is defined in the Exchange Agreement), as amended, modified, restated, superseded or replaced from time to time, and any other promissory notes of Debtor issued from time to time pursuant to the Exchange Agreement.

         "OBLIGATIONS" - all present and future obligations owing by Debtor to Secured Party or Lenders pursuant to the Dolphin Agreements, whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Parent is a debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

         "PARTIES" - Debtor and Secured Party.

         "REGISTRATION AGREEMENT" means that certain Amended and Restated Registration Agreement, dated as of September 30, 2003, by and among Parent and the securityholders of Parent which are signatories thereto, as amended, modified, restated, superseded or replaced from time to time.

         "SUBSIDIARY" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which a majority of the total voting power of shares or equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof.

         "WARRANTS" means the Warrants (as such term is defined in the Exchange Agreement) issued pursuant to the Exchange Agreement, as amended, modified, restated, superseded or replaced from time to time, and any other warrants of Debtor issued from time to time pursuant to the Exchange Agreement.

                  2. Security Interest.

                  (a) As collateral securing the Obligations, Debtor grants to Secured Party a continuing first priority security interest in and to the Collateral. Secured Party's security interest in the Collateral shall be subject to the Intercreditor Agreement dated as of July 30, 2003,

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as amended, between Alliance Bank and certain affiliates of the Secured Party
(the "INTERCREDITOR AGREEMENT").

                  (b) The relationship of the parties shall be that of a Secured Party and a Debtor under the UCC.

                  (c) Within ten (10) days following the written request of Secured Party, Debtor shall deliver to Secured Party or a mutually agreeable (in the reasonable good faith judgment of the Parties) third party escrow agent, source codes for all Copyrights now owned or later acquired, and all derivatives thereof ("SOURCE CODES") which Source Codes shall be returned to Debtor promptly when all Obligations are paid in full; provided, however, Debtor shall not be required to deliver the Source Codes to Secured Party pursuant to this Section 2(c) so long as Alliance Bank retains such Source Codes as security for Debtors' obligations to Alliance Bank pursuant to the Bank Agreements. In the event of delivery of the Source Codes to Secured Party pursuant to this Section 2(c), provided there is no Event of Default, Secured Party shall (i) hold the Source Codes in confidence and take all necessary precautions within reason to protect them (including without limitations all precautions Debtor employs with respect to its own proprietary and confidential materials); (ii) not divulge the Source Codes or any information derived therefrom to any third party; (iii) not make any use whatsoever of the Source Codes (including without limitation granting any interest or allowing any lien to be created therein); (iv) not remove or allow the Source Codes to be removed from Debtor's premises; and (v) not copy or reverse engineer, reverse compile or attempt to derive the composition or underlying information of the Source Codes.

                  3. Authorization to Secured Party.

                  (a) Debtor hereby irrevocably authorizes Secured Party at Debtor's expense, to exercise at any time after an Event of Default any of the following powers until all of the Obligations have been paid in full: (i) receive, take, endorse, assign, deliver, accept and deposit, in the name of Debtor or Secured Party, any and all Collateral or the proceeds thereof; (ii) take or bring, in the name of Secured Party or Debtor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or other realization upon the Accounts and other Collateral; (iii) change the address for delivery of mail to Debtor and receive and open mail addressed to Debtor; (iv) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Debtor by such Account Debtor), without affecting any of the Obligations; (v) pay any sums necessary to discharge any lien or encumbrance which is senior to Secured Party's security interest in the Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums shall include the interest rate determined pursuant to Section 6(b) hereof, which shall accrue and shall be due and payable; and (vi) after an Event of Default, file in the name of Debtor or Secured Party or both (1) mechanics lien or related notices or (2) claims under any payment bond, in connection with goods or services sold by Debtor in connection with the improvement of realty

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                  (b) Debtor irrevocably authorizes Secured Party at any time and from time to time to file any financing statements and amendments thereto, that:

                           (i) indicate Secured Party has a security interest in all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

                           (ii)     contain any other information required by
         Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization, and any organization identification number issued to Debtor and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and

                           (iii) contain a notification that Debtor has granted a negative pledge to Secured Party, and that any subsequent lienor may be tortiously interfering with Secured Party's rights; advise third parties that any notification of Debtor's Account Debtors (except as Alliance Bank may be permitted to do under the Bank Agreements) will interfere with Secured Party's collection rights.

                  (c) Debtor hereby releases and exculpates Secured Party and Lenders and their officers, directors, shareholders, employees, designees, agents and representatives from any liability arising from any acts taken in good faith in accordance with any rights or authority granted under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. Without limiting the generality of the foregoing, Debtor releases Secured Party and Lenders from any claims which Debtor may now or hereafter have arising out of Secured Party's and Lenders' endorsement and deposit of checks issued by Debtors' customers stating that they were in full payment of an account, but issued for less than the full amount which may have been owed on the account.

                  4. Covenants By Debtor.

                  (a) From time to time as requested by Secured Party and at Debtor's sole expense, Secured Party or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting any of the Collateral, including Debtor's books, records, hardware and software and Debtor shall permit Secured Party or its designee to make copies of such books and records or extracts therefrom as Secured Party may request. If Debtor determines that Secured Party requests to see confidential or proprietary information of Debtor, Debtor may require that Secured Party or its agents being provided access to such information execute in advance Debtor's standard form of confidentiality and non-disclosure agreement. However, after an Event of Default or if Secured Party in good faith believes that an Event of Default has occurred, Secured Party shall have the right to disclose such confidential or proprietary information as Secured Party deems necessary to enforce its rights and remedies.

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After an Event of Default and without being charged for use by Debtor, Secured
Party may use any of Debtor's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Secured Party, in its sole but reasonable discretion, deems appropriate, and provided that Debtor's business and operations shall not be disrupted thereby. If Debtor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Secured Party at Debtor's expense all financial information, books, records, work papers, management reports and other information in their possession which is relevant to the preservation and enforcement of rights granted to Secured Party herein.

                  (b) Debtor shall pay when due all payroll and other taxes, and upon request shall provide proof thereof to Secured Party in such form as Secured Party shall reasonably require.

                  (c) Debtor shall not create, incur, assume or permit to exist any lien upon or with respect to any Collateral now owned or hereafter acquired by Debtor, except for a lien in favor of Alliance Bank pursuant to the Bank Agreements, or liens in favor of third parties in connection with equipment leases or purchase money liens entered into the ordinary course of business.

                  (d) Debtor shall maintain insurance on all insurable property owned or leased by Debtor in the manner, to the extent and against at least such risks (in any event, including but not limited to fire, theft, business interruption and natural disaster insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas. All such insurance shall be in amounts and form and with insurance companies acceptable to Secured Party in its sole but reasonable discretion. Debtor shall furnish to Secured Party: (i) upon written request, any and all information concerning such insurance carried; and (ii) as requested by Secured Party consistent with the rights granted to Secured Party herein, lender loss payable endorsements (or their equivalent) in favor of Secured Party. Debtor shall request that all policies of insurance provide for not less than thirty (30) days' prior written cancellation notice to Secured Party

                  (e) Debtor shall not register any Copyright, or acquire a registered Copyright, with the United States Copyright Office or any applicable office as it relates to foreign copyrights (the "COPYRIGHT OFFICE"), unless Debtor provides Secured Party with written notice of any intent to register or acquire any such Copyright at least seven (7) days before filing such registration application and Debtor provides Secured Party with the actual copy of the registration application prior to its filing with the Copyright Office. Debtor shall then execute a copyright mortgage or such other document or instrument as Secured Party deems reasonably necessary to perfect Secured Party's security interest and maintain Secured Party in first position on all of the Collateral.

                  (f) Debtor shall not register or acquire any trademark, service mark or tradename with the United States Patent and Trademark Office, or such other office as it relates to registration of the foregoing outside of the United States (the "TRADEMARK OFFICE"), unless Debtor provides Secured Party with written notice of any intent to register or acquire any such trademark, servicemark or tradename at least seven (7) days before filing such registration application and Debtor provides Secured Party with the actual copy of the registration application prior to its filing with the Trademark Office. Debtor shall then execute a trademark mortgage or such other document or instrument as Secured Party deems necessary to perfect

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Secured Party's security interest and maintain Secured Party in first position on all of the Collateral.

                  (g) Debtor shall not file any patent application with the United States Patent and Trademark Office, or such other office as it relates to registration of the foregoing outside of the United States (the "PATENT OFFICE"), unless Debtor provides Secured Party with written notice of any intent to file a patent application at least seven (7) days before such application is filed and Debtor provides Secured Party with the actual copy of the application prior to its filing with the Patent Office. Debtor shall then execute and a patent mortgage or such other document or instrument as Secured Party deems necessary to perfect Secured Party's security interest and maintain Secured Party in first position on all of the Collateral.

                  (h) Debtor shall take all commercially reasonable steps necessary to maintain the privacy and secrecy of all of the Trade Secrets.

                  (i) Debtor shall inform Secured Party of any modifications to the Bank Agreements and provide copies to Secured Party of the foregoing.

                  5. Representations and Warranties. Debtor represents and warrants that:

                  (a) It is fully authorized to enter into this Agreement and to perform hereunder;

                  (b) This Agreement constitutes its legal, valid and binding obligation;

                  (c) It is solvent and in good standing in the state of its organization;

                  (d) Debtor has not registered any Copyright nor does it have any application for a copyright registration with the Copyright Office;

                  (e) Debtor has not registered any state, federal or foreign trademarks, servicemarks, or tradenames, and has not filed an application for registration for any of the foregoing, with the Trademark Office, other than what is described in Schedule A;

                  (f) Debtor has not registered any patent and has not filed an application for registration in connection with any potential patent with the Patent Office, other than what is described in Schedule B;

                  (g) Debtor has no material licenses used in the ordinary course and scope of Debtor's business that are not listed on Schedule C;

                  (h) Debtor has taken, continues to take and promises to take in the future the action described in Section 4(g), above (the "TRADE SECRET PLAN"). Debtor hereby promises to continue the Trade Secret Plan until Debtor has satisfied all of the Obligations; and

                  (i) The exact corporate name of the Debtor as it appears in its certificate of incorporation is as set forth on Schedule D. The Debtor has had any other name other than as set forth on Schedule D since its organization. The Debtor has not changed its identity or

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corporation structure in any way within the past five years except as set forth on Schedule D. The jurisdiction of formation and chief executive office of the Debtor is located on Schedule D:

                  6. Default.

                  (a) EVENTS OF DEFAULT. An occurrence of an "Event of Default" under the Notes will constitute an Event of Default hereunder.

                  (b) EFFECT OF DEFAULT. If any Event of Default has occurred and is continuing, the "Consequences of Event of Default" as set forth in the Notes shall be deemed incorporated herein by this reference and shall apply to such an Event of Default and, in addition to any other rights Secured Party has under this Agreement, the UCC, or applicable law, subject to the terms of the Intercreditor Agreement, Secured Party shall have the right to place a receiver in exclusive control of Debtor's business in order to assist with Secured Party's rights under this Agreement. For the purpose of enabling Secured Party to exercise its rights and remedies in the Event of Default occurs, Debtor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any of the Collateral, whether now owned or later acquired by Debtor, wherever located, including in such license complete access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  7. Power of Attorney. Subject to the Authenticated Notice provision in the UCC, Debtor grants to Secured Party an irrevocable power of attorney coupled with an interest authorizing and permitting Secured Party after an Event of Default (acting through any of its employees, attorneys or agents), and at Debtor's sole expense, in the place and stead of Debtor, and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any document or instrument that Secured Party may deem necessary or advisable to accomplish the purpose of this Agreement or protect Secured Party's rights and/or any of the Collateral.

                  8. Waiver. No failure to exercise and no delay in exercising any right, power, or remedy by either hereunder shall impair any right, power, or remedy which such party may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by either party of any breach or default by the other party hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to either party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy by such party. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that either party would otherwise have. Any waiver, permit, consent or approval by either party of any breach or default hereunder by the other party must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

                  9. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), except by an instrument in

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writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

                  10. Survival. All representations, warranties and agreements herein contained shall be effective so long as any portion of the Obligations remains outstanding.

                  11. Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

                  12. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  13. Attorneys' Fees. Debtor agrees to reimburse Secured Party on demand for:

                           (i) the actual amount of all costs and expenses reasonably incurred after the date hereof, including reasonable attorneys' fees, which Secured Party has incurred or may incur in:

                           (A) amending, modifying or administering this
                  Agreement and any documents prepared in connection herewith;

                           (B) any way arising out of this Agreement;

                           (C) protecting, preserving or enforcing any lien,
                  security interest or other right granted by Debtor to Secured Party or arising under applicable law;

                           (D) the actual costs, including photocopying (which,
                  if performed by Secured Party's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Debtor is a party; and

                           (E) The actual amount of all costs and expenses
                  reasonably incurred, including reasonable attorneys' fees, which Secured Party may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Debtor, including those (1) arising out the automatic stay, (2) seeking dismissal or conversion of the bankruptcy proceeding or (3) opposing confirmation of Debtor's plan thereunder.

                  (b) If any action is brought by either party related to or in connection with this Agreement, the prevailing party shall be entitled to reimbursement of its costs and expenses reasonably incurred, including reasonable attorneys' fees, by the non-prevailing party.

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                  14. Entire Agreement. Except for the Dolphin Agreements, this
Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the granting to Dolphin of a security interest in the Collateral. No promises of any kind have been made by Secured Party or any third party to induce Debtor to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

                  15. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

                  16. Venue; Jurisdiction. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Secured Party so elects, be instituted in any court sitting in the Chosen State (the "ACCEPTABLE FORUMS"). Each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Chosen State or otherwise in those courts in any such suit, action or proceeding.

                  17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

                  18. Notice.

                  (a) All notices required to be given to any party shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.

                  (b) For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

                  19. Additional Debtors. The initial Debtors hereunder shall be Parent, VitalStream Subsidiary and Broadcasting. From time to time subsequent to the date hereof, additional subsidiaries of Parent, VitalStream Subsidiary or Broadcasting shall become parties hereto within five (5) business days after becoming a Subsidiary of Parent, VitalStream Subsidiary or Broadcasting, as additional Debtors (each an "ADDITIONAL DEBTOR"), by executing a counterpart, a form of which is attached as Exhibit A, of this Amended and Restated Security

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Agreement. Upon delivery of any such counterpart to the Secured Party, each such
Additional Debtor shall be a Guarantor and shall be as fully a party hereto as if such Additional Debtor were an original signatory hereof. This Amended and Restated Security Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

                  20. JURY TRIAL WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  21. Termination of Prior Agreement; Termination Date. This Agreement supersedes and terminates the Security Agreement dated June 30, 2003 (the "Prior Agreement") among the parties hereto and, upon the execution of this Agreement by all parties hereto, the Prior Agreement shall immediately and automatically terminate. This Agreement shall terminate upon the earlier to occur of (a) the date that none of the Notes or any obligations thereunder remain outstanding, and (b) the date that the Lien (as defined in the Notes) created pursuant to the Bank Agreements terminates.

                            [SIGNATURES ON NEXT PAGE]

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

         IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

                                       DEBTOR:

                                       VITALSTREAM HOLDINGS, INC. AND ITS WHOLLY
                                       OWNED SUBSIDIARIES VITALSTREAM, INC. AND
                                       VITALSTREAM BROADCASTING CORPORATION

                                       VITALSTREAM HOLDINGS, INC.

                                       By: _____________________________________
                                       Name: Kevin D. Herzog
                                       Title: Chief Financial Officer

                                       VITALSTREAM, INC.

                                       By: _____________________________________
                                       Name: Kevin D. Herzog
                                       Title: Chief Financial Officer

                                       VITALSTREAM BROADCASTING CORPORATION

                                       By: _____________________________________
                                       Name: Kevin D. Herzog
                                       Title: Chief Financial Officer

                                       SECURED PARTY:

                                       DOLPHIN COMMUNICATION PARTNERS, L.P.

                                       By: Dolphin Communications, L.L.C.,
                                       Its General Partner

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

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

                                   SCHEDULE A

                                   TRADEMARKS

    NAME                   REGISTRATION NO.
-------------            -------------------
Debtor                          2643791
MediaConsole                    2650274
NetCluster                     76229240

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

                                   SCHEDULE B

                                     PATENTS

         None

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

                                   SCHEDULE C

                             INTERCREDITOR AGREEMENT

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

                                   SCHEDULE D

1.       VITALSTREAM HOLDINGS, INC., a Nevada corporation,

2.       VITALSTREAM, INC.,  a Delaware corporation and

3.       VITALSTREAM BROADCASTING CORPORATION, a Nevada corporation

         The jurisdiction of formation and chief executive office of each of the above Debtors is One Jenner, Suite 100, Irvine, California 92618

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

                                    EXHIBIT A

                  [FORM OF COUNTERPART FOR ADDITIONAL DEBTORS]

                  This COUNTERPART (this "COUNTERPART"), dated _______, 20__, is delivered pursuant to Section 19 of the Amended and Restated Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Amended and Restated Security Agreement, dated as of September 30, 2003 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Debtors named therein and the Secured Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Debtor under the Security Agreement in accordance with Section 19 thereof and agrees to be bound by all of the terms thereof.

                  IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 20__.

                                          [NAME OF ADDITIONAL DEBTOR]

                                          By: ___________________________

                                          Name:____________________________

                                          Title:___________________________

                                          Address:
                                          ______________________________________
                                          ____________

                                                ___________________________
                                                ___________________________

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